MORRISON & HECKER L.L.P.
                                ATTORNEYS AT LAW

                                2600 Grand Avenue
                        Kansas City, Missouri 64108-4606
                            Telephone (816) 691-2600
                             Telefax (816) 474-4208




                                  July 27, 1999


Commercial Mortgage Acceptance Corp.
210 West 10th Street, 6th Floor
Kansas City, Missouri 64105

         Re:      Commercial Mortgage Pass-Through Certificates,
                  Series 1999-C1

Ladies and Gentlemen:

         We have acted as your counsel in connection with the proposed issuance of Commercial Mortgage Pass-Through Certificates, Series 1999-C1 (the "Series 1999-C1 Certificates") pursuant to the Registration Statement on Form S-3 (Registration No. 333-60749) (the "Registration Statement") and the Prospectus dated September 9, 1998 and Prospectus Supplement dated July 15, 1999 (the "Prospectus" and the "Prospectus Supplement", respectively) filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"). The Prospectus Supplement covers Certificates to be publicly offered by Commercial Mortgage Acceptance Corporation (the "Depositor"), the Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E and Class F Certificates. The Series 1999-C1 Certificates will be issued under a Pooling and Servicing Agreement dated as of July 1, 1999, by and among the Depositor, Midland Loan Services, Inc., as Master Servicer, ORIX Real Estate Capital Markets, LLC, as Special Servicer, LaSalle Bank National Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent (the "Pooling and Servicing Agreement"). Capitalized terms used and not otherwise defined herein have the respective meanings given them in the Prospectus and the Prospectus Supplement.

         In rendering the opinion set forth below, we have examined and relied on the following: (1) the Prospectus and the Prospectus Supplement and all exhibits thereto; (2) the Pooling and Servicing Agreement; and (3) such other documents, materials, and authorities as we have deemed necessary.

         As your counsel, we have advised you with respect to certain federal income tax aspects of the issuance of the Series 1999-C1 Certificates. Assuming compliance with all provisions of, or descriptions within, the documents referenced above, we are of the opinion that (i) each pool of assets with respect to which a REMIC election is made will qualify as a REMIC under the Code and (ii) the Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F and the Privately Placed Certificates (as defined in the Pooling and Servicing Agreement) will be, or will represent

  Washington, D.C. / Phoenix, Arizona / Overland Park, Kansas / Wichita, Kansas

Commercial Mortgage Acceptance Corp.
July 27, 1999
Page 2

ownership of, REMIC "regular interests" and (b) each respective residual interest will be the sole "residual interest" in the related REMIC.

         As your counsel, we have advised you with respect to certain federal income tax aspects of the issuance of the Series 1999-C1 Certificates. Such advice has formed the basis for the description of material federal income tax consequences for holders of the Certificates that appear under the heading "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus and Prospectus Supplement. Such descriptions do not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Certificates, but, with respect to those federal income tax consequences that are discussed, in our opinion, the description is accurate in all material respects.

         This opinion is based on the facts and circumstances set forth in the Prospectus and the Prospectus Supplement and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to the Series 1999-C1 Certificates as a result of changes in facts and circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to our firm under the heading "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus and the Prospectus Supplement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                                   Very truly yours,

                                                   MORRISON & HECKER L.L.P.

                                                   /s/ Morrison & Hecker L.L.P.